CITY OF GOLD, LLC

FINANCIAL STATEMENTS

MAY 16, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF CHANGES IN MEMBERS’ DEFICIENCY

NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of City of Gold LLC

We have audited the accompanying balance sheet of City of Gold, LLC as of May 16, 2017 and the related statements of operations, changes in members’ deficiency and cash flows for the period from November 3, 2016 (date of incorporation) to May 16, 2017.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of as of May 16, 2017 and the results of its operations and its cash flows for the period from November 3, 2016 (date of incorporation) to May 16, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated.  The Company requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DMCL LLP

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS
Vancouver, Canada
July 31, 2017

CITY OF GOLD, LLC
BALANCE SHEET
(EXPRESSED IN US DOLLARS)

	May 16, 2017
	$

ASSETS

Non-current assets
Investment in Asia Pacific Mining Ltd.		$1,500,000
		$1,500,000

LIABILITIES AND MEMBERS’ DEFICIENCY

Current liabilities
Accounts payable and accrued liabilities		$13,933
Note payable		1,000,000
		1,013,933

Non-current liabilities
Long-term loan payable		516,301
		1,530,234

Members’ deficiency
Accumulated deficit		(30,234)
		(30,234)
		$1,500,000

The accompanying notes are an integral part of these financial statements
CITY OF GOLD, LLC
STATEMENT OF OPERATIONS
(EXPRESSED IN US DOLLARS)

For the period from November 3, 2016 (date of incorporation) to May 16, 2017

Operating expense
Professional fees	$13,933

Other expense
Interest	16,301

Net loss and comprehensive loss for the period	$(30,234)

The accompanying notes are an integral part of these financial statements

CITY OF GOLD, LLC
STATEMENT OF CASH FLOWS
(EXPRESSED IN US DOLLARS)

For the period from November 3, 2016 (date of incorporation) to May 16, 2017

Cash flows used in operating activities
Net loss	$(30,234)
Changes in non-cash working capital item
Accrued liabilities	30,234
Cash used in operating activities	-

Cash flows used in investing activities
Investments	(1,500,000)
Cash used in investing activities	(1,500,000)

Cash flows from financing activities
Notes payable	1,500,000
Cash provided by financing activities	1,500,000

Change in cash	-
Cash, beginning of period	-
Cash, end of period	$-

The accompanying notes are an integral part of these financial statements

CITY OF GOLD, LLC
STATEMENT OF CHANGES IN MEMBERS’ DEFICIENCY
(EXPRESSED IN US DOLLARS)

				Total
			Accumulated	Members’
	Units	Amount	Deficit	Deficiency
Balance, November 3, 2016	-	$-	$-	$-

Net loss for the period	-	-	(30,234)	(30,234)
Balance, May 16, 2017	-	$-	$(30,234)	$(30,234)

The accompanying notes are an integral part of these financial statements

CITY OF GOLD, LLC
NOTES TO FINANCIAL STATEMENTS
May 16, 2017

1. NATURE AND CONTINUANCE OF OPERATIONS

City of Gold, LLC (the “Company”) was registered in the State of Nevada on November 3, 2016. The Company focuses its business efforts on the acquisition, exploration, and development of mineral properties. On May 17, 2017, all of the membership interests of the Company were acquired by Fortem Resources Inc. (“Fortem”) (Note 7).

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of May 16, 2017, the Company has not achieved profitable operations, has incurred losses in developing its business, and further losses are anticipated. The Company has an accumulated deficit of $30,234.

The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and pay its liabilities when they come due. To date, the Company has funded operations through debt. Management plans to raise additional funds through equity or debt financings. There is no certainty that further funding will be available as needed. These factors raise substantial doubt about the ability of the Company to continue operating as a going concern. The ability of the Company to continue its operations as a going concern is dependent upon its ability to raise sufficient new capital to fund its operating commitments and ongoing losses and ultimately on generating profitable operations. The financial statements do not include any adjustments to be recorded to assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States (“US GAAP’), and are expressed in United States dollars. The Company has not produced material revenues from its principal business to date.

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to the carrying value of its investment in Asia Pacific Mining Ltd. and the fair value of the financial instruments.

Foreign Currency Translation
The Company’s functional currency and its reporting currency is the United States dollar. Foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of members’ capital, whereas gains or losses resulting from foreign currency transactions are included in the results of operations.

CITY OF GOLD, LLC
NOTES TO FINANCIAL STATEMENTS
May 16, 2017

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Term Assets
The Company has adopted FASB ASC 360 “Accounting for the Impairment or Disposal of Long-Lived Assets," which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Oil and gas interests accounted for under the full cost method are subject to a ceiling test, described above, and are excluded from this requirement.

Fair Value of Financial instruments
The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of accounts payable and accrued liabilities, note payable and long-term note payable approximates their carrying value due to their nature.

ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and

Level 3 – Unobservable inputs that are supported by little or no market activity, there for requiring an entity to develop its own assumptions about the assumption that market participants would use in pricing.

The Company’s investment in Asia Pacific Mining Ltd. is classified as an available-for-sale financial asset.  Asia Pacific Mining Ltd.  is a private entity whose shares are not quoted in an active market and as such, the investment’s fair value cannot be readily determined.  Accordingly, the investment is measured at it cost.  Management has reviewed for indicators of impairment and concluded that no such indicators exist at May 16, 2017

Income Taxes
The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the member. As such, no recognition of federal or state income taxes for the Company that are organized as limited liability companies have been provided for in the accompanying financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

Recent Accounting Pronouncements
In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.  This ASU is effective for annual periods beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019.  ASU No 2016-15 addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The adoption of this standard will not have a material impact on the Company’s financial position or results of operations.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future financial position, results of operations or cash flows.

CITY OF GOLD, LLC
NOTES TO FINANCIAL STATEMENTS
May 16, 2017

3. INVESTMENT ASIA PACIFIC MINING LTD.

In April 2017, a binding financing and option agreement (the “Agreement”) was assigned to the Company where the Company subscribed for a total of 2,930,259 units in the capital of Asia Pacific Mining Limited (“Asia Pacific”), a private company registered in Hong Kong, at a total cost of $1,500,000. Each unit consisted of one common share and one share purchase warrant which will entitle the holder of each warrant to acquire an additional share of Asia Pacific at an exercise price of $0.5119 per share during the term equal to the greater of two years from the closing of additional financing of Asia Pacific according to the terms of the Agreement or 18 months from the receipts of all necessary permits to carry out the exploration program.

4. RIGHTS TO THE ACQUISITION OF MINERAL EXPLORATION PROJECT

Pursuant to the Agreement, the vendors have agreed to grant to the Company the option (the “Option”) to purchase 100% of the ownership interest in a wholly-owned subsidiary of Asia Pacific (the “Project Subsidiary”) which, in turn, owns 100% of the rights to the City of Gold mineral exploration project located in Myanmar. The Company can earn the Option upon issuance of an exploration license for the City of Gold Project, subject to a financing condition.

Once it has earned the Option, the Company may, at its discretion, require Asia Pacific to transfer the Project Subsidiary to another Canadian publicly listed company to be selected by the Company (“Acquisition Co”) for an exercise price consisting of $7,000,000 in cash and thirty percent of the issued and outstanding share capital of Acquisition Co (calculated on a fully diluted basis, excluding up to 10% in stock options, but including shares Acquisition Co may have issued in order to raise the exercise price of $7,000,000 and an additional $5,000,000 in working capital).  Half of the cash portion of the exercise price must be paid upon exercise of the Option; the balance is to be paid on the first anniversary of the exercise and is to be evidenced by a one-year secured term note.  Although the Company has the right to select Acquisition Co., it must select a Canadian publicly listed company that meets certain criteria – at exercise of the Option, Acquisition Co must have less than $100,000 in liabilities and $5,000,000 or more in working capital and Asia Pacific will have the right to nominate 30% of its directors.

5. NOTE PAYABLE

As at May 16, 2017, the Company has a note payable balance of $1,000,000 owing to Fortem. The balance is unsecured, non-interest bearing and due on demand.

6. LONG-TERM LOAN PAYABLE

As at May 16, 2017, the Company had $500,000 in long term note obligations owing to an unrelated party. The note payable is unsecured, bears interest of 10% per annum and is due on or before January 18, 2019. During the period ended May 16, 2017, the Company recorded $16,301 of interest on this loan.

7. SUBSEQUENT EVENT

On May 17, 2017,  the Company was acquired by Fortem. In consideration for the acquisition, Fortem agreed to issue an aggregate of 30,000,000 of its common shares. Fortem issued 15,000,000 common shares on the closing of the transaction and agreed to issue the remaining 15,000,000 shares once the Company exercises the Option (“Note 4”).